UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported: July 27, 2012

Mericol, Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-173972	33-1219696
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

848 N. Rainbow Blvd. #2741
Las Vegas, NV 89107
 (Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code: (702) 706-5576

5795 Ave. Decelles, Ste. 511
Montreal, QC H3S2C4
Canada
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR240.14d-2(b))

[_] Soliciting material pursuant to Rule 14a-12 under Exchange Act (17 CFR240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On July 27, 2012, Mericol, Inc. (the “Company”) accepted subscriptions from investors in a private placement described under Item 3.02 below, and a final closing for the placement was held. The information included in Item 3.02 of this Form 8-K is hereby incorporated by reference into this Item 1.01.

Additionally, the Company entered into a contract for sale, dated effective July 27, 2012 (“Contract for Sale”) pursuant to which it acquired from Sun River Energy, Inc. (“Sun River”) certain gold, silver, iron ore, copper and coal interests in Colfax County, New Mexico.  As additional consideration for the purchase of the mineral assets, the Company was also granted a three (3) year option to acquire a 5% working interest in any oil and/or gas (including coalbed methane) wells drilled on any properties owned by Sun River in New Mexico.

Under the terms of the Agreement, the Company paid Sun River $500,000 cash, and agreed to issue Sun River 2,564,103 shares of its common stock (the “Shares”).  The Shares are subject to a lock-up period of twelve (12) months.

For a period of three (3) years from the effective date of the Contract for Sale, Sun River will have the right to nominate one director to the Company’s Board.  The Company also agreed that, on or before the expiration of three (3) years of the effective date of the Contract for Sale, to spend at least $1,000,000 towards obtaining a National Instrument 43-101 report, or other comparable report, regarding the mineral interests acquired from Sun River.  If the Company fails to achieve that milestone, then Sun River will have the right to appoint an additional number of directors to the Company’s board such that Sun River will have a majority representation on the board.   For a period of eighteen months following the effective date of the Contract for Sale, the Company is prohibited from selling or transferred the mineral assets acquired by the Company without the prior consent of Sun River (except under certain limited circumstances).

Additionally, Sun River agreed to vote in favor of certain corporate actions (subject to approval by the Company’s board of directors), including (i) a name change, (ii) a forward stock split of the Company’s common stock, (iii) the designation of a new series of preferred stock, and (iv) electing or re-electing (as applicable) each member of any slate of directors recommended by the Company’s Board.

A copy of the Contract for Sale is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.  The above description of the Contract for Sale is a summary only and is qualified in its entirety by reference to the complete text of the Contract for Sale.

Item 2.01 Completion of Acquisition or Disposition of Assets

The information included in Item 1.02 of this Form 8-K relating to the Contract for Sale and the acquisition of the mineral interests described therein is hereby incorporated by reference into this Item 2.01.

Item 3.02 Unregistered Sales of Equity Securities

On July 27, 2012, the Company held a final closing in connection with a private placement of its common stock.  At the final closing, sold 102,740 shares of its common stock (the “Shares”) at a price of $14.60 per share, resulting gross proceeds of $1,500,000, and no sales commissions were paid in connection with the closing. The Company intends to use the proceeds of the placement for general corporate purposes. A copy of the form of subscription agreement relating to the sale of the Shares in the placement is incorporated by reference in this Form 8-K as set forth in Exhibit 10.2.

The offer and sale of the Shares described above were made without registration under the Securities Act of 1933, as amended (the “Act”), and the securities laws of certain states, in reliance on the exemptions provided by Section 4(2) of the Act and Regulation D under the Act and in reliance on similar exemptions under applicable state laws. The sale of the Shares did not involve any public offering; each investor made representations regarding its investment intent, experience and sophistication; each investor either received or had access to adequate information about us in order to make an informed investment decision.  Having received representations to this effect, we believe that each investor is an “accredited investor” as that term is defined under Rule 501(a) of Regulation D; and no advertising or general solicitation was made in connection with the sale and issuance of the Company’s common stock.

Item 5.01 Changes in Control of Registrant

As a result the transactions described in Items 1.01 and 2.01, incorporated into this Item 5.01 by reference, Sun River beneficially owns in excess of a majority of the Company’s outstanding common stock.  The following table sets forth the ownership by any person known to us to be the beneficial owner of more than 5% of any class of our voting securities as of August 1, 2012, after giving effect to the transactions described in Items 1.01, 2.01, and 5.02.  Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities.  The persons named in the table below have sole voting power and investment power with respect to all shares of common stock shown as beneficially owned by them. The percentage of beneficial ownership is based upon 4,926,843 shares of common stock deemed outstanding as of August 1, 2012.

Name of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned	Percentage of Class Beneficially Owned	Percentage of Voting Control(1)(2)
Beneficial Owners of more than 5%:
Sun River Energy, Inc.	2,564,103	52.0%	6.3%
Named Executive Officers and Directors:
Phillip Dias	400,000(1)	7.5%	14.7%
Lisa Holyfield	2,000,000(2)	28.9%	73.3%
All directors & executive officers as a group (2 persons)	2,400,000	32.8%	88.0%
___________
* Less than 1%

(1)
Represents 400,000 shares of common stock into which the 400,000 shares of preferred stock issuable pursuant to Mr. Dias’s employment agreement (as described in Item 5.02 below) are convertible.  The shares of preferred stock will be issued upon the Company filing an amendment to its articles of incorporation or a certificate of designation providing for the terms and conditions of the preferred stock.  It is expected that each share of preferred stock will be convertible into one share of common stock, and such conversion ratio has been assumed for purposes of the table above.  It is expected that the preferred stock will have 15x voting rights.

(2)
Represents 2,000,000 shares of common stock into which the 2,000,000 shares of preferred stock issuable to Ms. Holyfield are convertible.  The shares of preferred stock will be issued upon the Company filing an amendment to its articles of incorporation or a certificate of designation providing for the terms and conditions of the preferred stock.  It is expected that each share of preferred stock will be convertible into one share of common stock, and such conversion ratio has been assumed for purposes of the table above.  It is expected that the preferred stock will have 15x voting rights.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(a) Resignation of Director.

On July 27, 2012, concurrent with the closing of the private placement described above, Sergiu Pojoga resigned from his position as President, Chief Executive Officer, Treasurer, Chief Financial Officer, Chief Accounting Officer, Secretary and sole member of the Company’s board of directors.  In connection with his resignation, Mr. Pojoga agreed to return 7.5 million shares of Company common stock to the Company for cancellation.  Mr. Pojoga’s resignation was not the result of any disagreements with the Company on any matters relating to the Company’s operations, policies or practices.

(b)  Resignation of Principal Executive Officer.

The information set forth in Item 5.02(a) is hereby incorporated by reference.

(c)  Appointment of Principal Executive Officer.

On July 27, 2012, Lisa Holyfield was appointed to the Company’s board of directors to fill the vacancy created by the resignation of Mr. Pojoga. Ms. Holyfield, 34, has served as a partner in a real estate development company since 2001.  Ms. Holyfield will be paid a monthly directors fee of $2,000.  The Company also agreed to issue Ms. Holyfield 2,000,000 shares of preferred stock upon the Company filing an amendment to its articles of incorporation or a certificate of designation providing for the terms and conditions of the preferred stock. The shares of preferred stock are subject to forfeiture if Ms. Holyfield resigns prior to one year from the date she was elected as a director.

Also on July 27, 2012, Phillip Dias was appointed by the board to serve as the Company’s President and Chief Executive Officer.  Mr. Dias will also serve as the Company’s principal financial officer.  Since 2009, Mr. Dias, 52, has served as operations manager/secretary for Sovereign Estate, Inc.  Prior thereto, Mr. Dias was a sales consultant for RE-EBroker, Inc. from January 2009 to October 2009.  Between April 2004 and December 2008, Mr. Dias was a sales consultant for Keller Williams.

In connection with Mr. Dias’s appointment, the Company and Mr. Dias entered into an employment agreement, effective July 27, 2012 (the “Agreement”), pursuant to which Mr. Dias will serve in the capacities described above.  The Agreement has an initial term of one year, and may be terminated by the Company upon death or for “cause”, or by the employee at any time upon fifteen days notice.  If the Company terminates the Agreement for a reason other than cause, then Mr. Dias will be entitled to a $40,000 cash severance, payable in four equal installments.  Pursuant to the Agreement, Mr. Dias will be paid a base salary of $80,000 per year, and will also be issued 400,000 shares of preferred stock upon the Company filing an amendment to its articles of incorporation or a certificate of designation providing for the terms and conditions of the preferred stock.  The shares of preferred stock are subject to forfeiture if Mr. Dias resigns prior to one year from the effective date of the Agreement.  The Agreement also contains confidentiality provisions consistent with his fiduciary duty obligations owed to the Company.  The foregoing summary of the Agreement is qualified in its entirety by reference to the Agreement, a copy of which is filed as Exhibit 10.3 to this report and is incorporated herein by reference.

Except as set forth herein, there are no arrangements or understandings between Mr. Dias and any other person pursuant to which he was appointed as President and Chief Executive Officer, or between Ms. Holyfield and any other person pursuant to which she was elected to serve as the sole director of the Company’s board of directors.

(d)  Election of Directors.

The information set forth in Item 5.02(c) is hereby incorporated by reference.

(e)  Compensatory Arrangements of Certain Officers.

The information set forth in Item 5.02(b) and 5.02(c) is hereby incorporated by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders

On July 27, 2012, the Company’s board of directors and the holders of in excess of a majority of the Company’s outstanding common stock, acting by written consent in lieu of a meeting, approved proposals to (i) change the name of the Company from “Mericol, Inc.” to “Maxwell Resources, Inc.”, (ii) to effect a forward split of the Company’s common stock at a ratio of not less than 11-for-1 and not greater than 12-for-1, with the exact ratio to be set within such range in the discretion of the board of directors, without further approval or authorization of the shareholders of the Company, (iii) to authorize 10 million shares of blank check preferred stock, of which 2.4 million will be designated as the Company’s Series A Preferred Stock, par value $0.001, which shall be convertible into common stock at a ratio of 1-for-1, and have 15x voting rights, (iv) to opt out of the provisions of the Nevada Revised Statutes §§78.378 to 78.3793 inclusive, and (v) to adopt a form of amended and restated articles of incorporation to effect the above changes, the form of which is attached hereto 3.1 and incorporated herein by reference.

These corporate actions described above will be effected for trading purposes, as applicable, upon approval from the Financial Industry Regulatory Authority (FINRA).

On August 1, 2012, the Company’s board of directors elected to effect the forward split through a stock dividend payable on the Company’s outstanding shares of common stock.  Stockholders of record as of August 10, 2012 will be issued 10.68 additional shares of common stock for each share held.

Item 9.01  Financial Statements and Exhibits

(c)           Exhibits

The following exhibits are to be filed as part of this Form 8-K:

EXHIBIT NO.	IDENTIFICATION OF EXHIBIT
3.1	Form of Amended and Restated Articles
10.1	Contract for Sale, dated as of July 27, 2012, by and between the Company and Sun River Energy, Inc.
10.2	Form of Subscription Agreement
10.3	Form of Employment Agreement, dated as of July 27, 2012, by and between the Company and Phillip Dias

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  August 2, 2012

MERICOL, INC.

By:	/S/ Phillip Dias
Phillip Dias, President and Chief Executive Officer